Exhibit 3.101

ARTICLES OF ORGANIZATION

(Under Section 1705.04 of the Ohio Revised Code)

Limited Liability Company

The undersigned, desiring to form a limited liability Company, under Chapter 1705 of the Ohio Revised Code, do hereby state the following:

FIRST:	The name of said limited liability company shall be:
ADS ASHLAND, LLC
(the name must include the words “limited liability company”, “limited”, “Ltd.”. “Ltd.”, “LLC”, or “L.L.C.”

SECOND:	This limited liability company shall exist for a period of a perpetual term unless the Company is earlier dissolved in accordance with the Operating Agreement.

THIRD:	The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is:
318 W. FOURTH STREET
( street name or post office box )

DAYTON	OH	45402
( city, village, or township )	( state )	( zip code )

FOURTH:	Purpose (optional)
The purpose for which this limited liability company is formed is to engage in any lawful act or activity for which limited liability companies may be formed under Chapter 1705 of the Revised Code of Ohio.

IN WITNESS WHEREOF, we have hereunto subscribed our names on		September 1, 1999
(date)

Signed	/s/ Bradley C Smith	Signed
Name:	BRADLEY C. SMITH, Authorized Representative	Name:

Signed		Signed
Name:		Name:

Signed		Signed
Name:		Name:

Signed		Signed
Name:		Name:

Signed		Signed
Name:		Name:

( If insufficient space for all signatures, please attach a separate sheet containing additional signatures )

☐	Please check this box if additional provisions are attached hereto.

Provisions attached hereto are incorporated herein and made a part of these articles of organization.